Exhibit 10.3
                               JACKSON, TENNESSEE
                          OPERATIONS TRANSFER AGREEMENT

         THIS AGREEMENT is dated as of the 31st day of October, 2001, by and among Assisted Care Operators of Jackson, LLC, a Delaware limited liability company ("Tenant"), Balanced Care at Jackson, Inc., a Delaware corporation ("Manager", and together with Tenant, collectively, "Transferor") and Cheyenne Trace, L.L.C., a Texas limited liability company ("New Operator").

                                    RECITALS


         A. Tenant is the licensed operator of an assisted care living facility licensed for one hundred twenty (120) beds ("ALF") commonly known as Outlook Pointe at Jackson and located at 420 Cheyenne Drive, Jackson, TN 38305 ("Facility"), which Facility is leased pursuant to the terms of a Lease and Security Agreement dated as of January 30, 1998, as amended by a First Amendment to Lease and Security Agreement dated as of July 8, 1999 (collectively, the "Lease"), between Health Care Property Investors, Inc., a Maryland corporation and successor in interest to AHP of Tennessee, Inc., a Tennessee corporation ("Owner"), as landlord, and Tenant, as tenant.

         B. Tenant and Manager have entered into that certain Management Agreement dated as of January 30, 1998 ("Management Agreement"), whereby Tenant engaged Manager as the exclusive manager and operator of the Facility.

         C. New Operator and Owner have agreed to enter into a Management Agreement with respect to the Facility ("New Management Agreement") to be effective on and as of November 1, 2001 ("Takeover Date"), assuming receipt of approval for the change in ownership from the Tennessee Department of Health ("TSDH"). Assuming receipt of TSDH approval, effective on and as of October 31, 2001, 11:59 p.m. E.S.T. ("Effective Date"), (i) Tenant and Owner will terminate all of Transferor's right, title and interest under the Lease and (ii) Tenant and Manager will terminate all of Manager's right, title and interest under the Management Agreement.


         D. In order to facilitate an orderly transfer of Facility operations and financial responsibility from Transferor to New Operator, Transferor and New Operator desire to document certain terms and conditions relevant to the transfer of operational and financial responsibility for the Facility.

         NOW, THEREFORE, in consideration of the above Recitals which are acknowledged to be true and correct and are incorporated into this Agreement by reference and the mutual covenants, conditions and agreements set forth herein, and intending to be legally bound hereby, New Operator and Transferor hereby agree as follows.

                                    AGREEMENT

         1. Surrender. Immediately following the Effective Date, Transferor shall surrender to New Operator possession of the Facility (including all resident charts and records along with appropriate resident consents, if necessary) in AS IS, WHERE IS condition.


         2. Conveyance of Tenants' Personal Property, Inventory and Prepaid Expenses; Excluded Assets.

                  2.1. Transferor acknowledges that Owner owns all right, title and interest in and to substantially all of the furniture, machinery, equipment, appliances, fixtures and other personal property used in connection with the Facility excluding the (i) the personal property listed on Schedule 1 that is owned by Transferor (collectively, "Tenant's Personal Property") and (ii) the personal property of the residents. Without any additional consideration, immediately following the Effective Date, Transferor shall sell, transfer and convey to New Operator all of Transferor's right, title and interest in and to all Tenant's Personal Property except for the items set forth on Schedule 1-1 (the "Excluded Personal Property"). It is understood and agreed that the presence of the Tenant's Personal Property at the Facility (exclusive of the Excluded Personal Property) on the Effective Date shall constitute delivery thereof.

                  2.2 For and in partial consideration of the Transfer Consideration, immediately following the Effective Date, Transferor shall sell, transfer and convey to New Operator all consumable inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies, other supplies and foodstuffs) owned by Transferor as of the Effective Date and located at the Facility (the "Inventory"). Transferor shall have no obligation to deliver the Inventory to any location other than the Facility, it being understood and agreed that the presence of the Inventory at the Facility on the Effective Date shall constitute delivery thereof. New Operator shall pay any sales or use tax which may be payable with respect to the sale of the Inventory to New Operator.

                  2.3 For and in partial consideration of the Transfer Consideration, immediately following the Effective Date, Transferor shall sell, transfer and convey to New Operator all of Transferor's right, title and interest in and to any prepaid expenses with respect to the Facility as of the Effective Date (the "Prepaid Expenses").

                  2.4 Transferor shall execute a Bill of Sale in form and substance reasonably acceptable to Transferor and New Operator that confirms the conveyance of Tenant's Personal Property (exclusive of the Excluded Personal Property) and Inventory to Health Care Property Investors, Inc. ("HCPI"). Notwithstanding anything to the contrary contained herein, Transferor shall not sell, transfer or convey to New Operator or HCPI any of Transferor's right, title and interest in and to the (i) technical systems, methods, policies, processes, procedures and controls, and the information and materials compiled or prepared in connection therewith or (ii) the trade or service names, associated marks and other intellectual property, including without limitation the name "Outlook Pointe," used by Transferor in connection with the marketing and/or operation of the Facility (collectively, the "Intangible Property").

                  2.5 Notwithstanding anything to the contrary contained herein, Transferor shall not sell, transfer or convey to New Operator any of Transferor's right, title and interest in and to the petty cash maintained at the Facility as of the Effective Date (the "Petty Cash") (hereinafter, the Excluded Personal Property, the Intangible Property and the Petty Cash may be collectively referred to as the "Excluded Assets").


         3. Transfer Consideration.


                  3.1 The total consideration (the "Transfer Consideration") to be paid to Transferor by New Operator for the Inventory and the Prepaid Expenses (collectively, the "Transferred Assets") shall be an amount equal to: (A) the net book value of the Transferred Assets as of the Effective Date as set forth on the Closing Schedule attached hereto as Exhibit A (the "Closing Schedule") less (B) the amount of certain accrued and unpaid liabilities of Transferor through and including the Effective Date (the "Liabilities"). The unpaid trade accounts payable as of the Effective Date will be paid by Transferor to the extent they do not represent prepayment of expenses. The Closing Schedule sets forth in reasonable detail Transferor's best estimate of the amount of the Liabilities and the net book value of the Transferred Assets.

                  3.2 From and after the Effective Date, Transferor shall allow New Operator to have reasonable access to (upon reasonable prior notice and during normal business hours) and/or copies of (at New Operator's own cost and expense) the books and records and supporting material of the Facility relating to the Transferred Assets and the Liabilities, to the extent reasonably necessary to enable New Operator to verify the Transferred Assets and the Liabilities. The Closing Schedule shall be deemed to be accepted by New Operator and shall be final and binding for all purposes of this Agreement unless New Operator, within thirty (30) days following the Effective Date, gives notice to Transferor stating the items as to which New Operator takes exception ("Objections"). If an Objection is disputed by Transferor, then the parties shall negotiate in good faith to resolve such dispute. If after a period of thirty (30) days following the date on which New Operator delivered the Objections, any Objection still remains disputed, then Transferor or New Operator shall together choose an independent, impartial firm of public accountants of nationally recognized standing to resolve such remaining Objections. The accounting firm shall act as an arbitrator and shall have the power and authority to determine those issues still in dispute. The accounting firm shall use the following standards in the evaluation of any Objection regarding a Transferred Asset: (i) existence, and presence at or proper attribution to the Facility, of the Transferred Asset, (ii) proper recording on the books of the appropriate entity of the Transferred Asset, (iii) appropriate method and useful life used in depreciating the Transferred Asset, and (iv) appropriate classification of the Transferred Asset in one of the classifications included in the definition of "Transferred Asset." The determination of the accounting firm shall be final and binding. The fees and expenses of the accounting firm shall be paid equally by Transferor and New Operator.


                  3.3 Within ten (10) days following resolution of all Objections, (i) if the Transfer Consideration is an amount greater than zero, then New Operator shall pay the amount of the excess to Transferor, by wire transfer or certified check or (ii) if the Transfer Consideration is an amount less than zero, then Transferor shall pay the amount of the deficiency to New Operator, by wire transfer or certified check.

         4. [Intentionally Deleted].

         5. Employees.


                  5.1 On or before the Effective Date, Transferor shall have delivered to New Operator a schedule which reflects the following for the
Facility: (i) the names of all of Transferor's employees and (ii) such employees' positions and rates of pay, and earned and accrued vacation, holiday and sick pay.

                  5.2 On the Effective Date, New Operator shall have the right, in its sole and absolute discretion, but not the obligation to offer to employ Transferor's employees that work at the Facility. Transferor shall assist New Operator in its efforts to employ any of Transferor's employees. On the Effective Date, Transferor shall terminate the employment of all employees at the Facility. New Operator agrees to cooperate with Transferor to provide information concerning which employees, if any, are being offered employment by New Operator (collectively, the "Retained Employees").

                  5.3 Transferor shall remain liable for all Employee Liabilities (as defined below) relating to all employees on or prior to the Effective Date, including without limitation (i) payroll through the date immediately preceding the Effective Date, which will be paid by Transferor on November 16,2001 ("November Payroll") and (ii) any Employee Liabilities relating to the termination of any employees on the Effective Date. Transferor shall pay all earned or accrued vacation, holiday or sick pay as of the Effective Date to all employees who are not Retained Employees as part of their November Payroll. Transferor shall pay to the New Operator the aggregate amount of earned and accrued vacation, holiday and sick pay of all Retained Employees ("Retained Employee Benefits"). New Operator shall be responsible for all Employee Liabilities relating to the Retained Employees that arise or accrue after the Effective Date, including the ultimate payment of all Retained Employee Benefits to the appropriate Retained Employees, as if the Retained Employees continued to be employed by Transferor. For the purposes of this Agreement, "Employee Liabilities" shall mean all wages, salaries, commissions, earned or accrued vacation, holiday or sick pay, severance pay (if any), any contributions required or costs associated with any employee welfare benefit plan as defined by Section 3(1) of ERISA, any contributions required or costs associated with any employee pension benefit plan as defined by Section 3(2) of ERISA, any contributions required or costs associated with any non-qualified employee benefit plan, federal, state and/or local payroll taxes, unemployment insurance costs, any contributions required or costs associated with workers' compensation liabilities, and any claims made by any employee arising out of or connected with his or her employment or the termination thereof.

                  5.4 Transferor shall offer and provide, as appropriate, group health plan continuation coverage pursuant to the requirements of Section 601, et seq. of ERISA and Section 4980B of the Internal Revenue Code ("COBRA") to all of the employees of the Facility to whom it is required to offer the same under applicable law up through and including the Effective Date. New Operator agrees to cooperate with Transferor in providing information concerning the Retained Employees, if any, after the Effective Date, and the nature of the benefits offered to each such employee. As of the Effective Date, all Retained Employees shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) established and maintained by New Operator for the general benefit of its employees and their dependents in accordance with the terms and conditions of New Operator's policy.


         6. Accounts Receivable.

                  6.1 Transferor shall retain its right, title and interest in and to all unpaid trade accounts receivable with respect to the Facility that relate to the period up through and including the Effective Date. Within twenty
(20) days after the Effective Date, Transferor shall provide New Operator with a schedule setting forth by resident its outstanding trade accounts receivable as of the Effective Date.

                  6.2 Payments received by New Operator or Transferor after the Effective Date from third party payors and private pay residents shall be handled as follows:

                           6.2.1 If such payments either specifically indicate
on the accompanying remittance advice, or if the parties agree, that they relate to the period on or prior to the Effective Date, they shall be forwarded to Transferor, along with the applicable remittance advice, in accordance with the provisions of
Section 6.2.4 below.

                           6.2.2 If such payments indicate on the accompanying
remittance advice, or if the parties agree, that they relate to the period after the Effective Date, they shall be retained by New Operator.

                           6.2.3 If such payments indicate on the accompanying
remittance advice, or if the parties agree, that they relate to periods for which both parties are entitled to reimbursement under the terms hereof, the portion thereof which relates to the period after the Effective Date shall be retained by New Operator and the balance shall be remitted to Transferor in accordance with the provisions of Section 6.2.4 below.

                           6.2.4 All amounts owing to Transferor under this
Section 6.2 shall be settled within ten (10) days after the end of each month in which the payment was received.

                  6.3 In the event the parties mutually determine that any third party payors or private pay residents are entitled to a refund of payments (other than security deposits and wait list deposits), the portion thereof that relates to the period after the Effective Date shall be paid by New Operator and the portion thereof that relates to the period on or prior to the Effective Date shall be paid by Transferor to such third party payor or private pay resident.

                  6.4 In the event the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received said payment shall remit the same to the other within fifteen (15) business days after said determination is made.


                  6.5 For the six (6) month period following the Effective Date or until Transferor receives payment of all accounts receivable attributed to the operation of the Facility prior to the Effective Date, whichever is sooner, New Operator shall provide Transferor with an accounting by the 15th day of each month setting forth all amounts received by New Operator during the preceding month with respect to the accounts receivable of Transferor which are set forth in the schedule provided by Transferor pursuant to Section 6.1. New Operator shall deliver such accounting to the following address: Kathy Evans, Balanced Care Corporation, 1215 Manor Drive, Mechanicsburg, PA 17055. Transferor shall have the right to inspect all cash receipts of New Operator during weekday business hours on reasonable prior notice in order to confirm New Operator's compliance with the obligations imposed on it under this Section 6.


         7. Prorations; Liabilities.

                  7.1 As between New Operator and Transferor, revenues and expenses, utility charges for the billing period in which the Effective Date occurs, real and personal property taxes, insurance premiums, liabilities under the Assumed Contracts (as defined in Section 9 below), vendor payables for the billing period in which the Effective Date occurs, prepaid expenses, entrance fees and other related items of revenue or expense attributable to the Facility shall be prorated between Transferor and New Operator as of the Effective Date. In general, such prorations shall be made so that as between New Operator and Transferor, Transferor shall be reimbursed for prepaid expense items to the extent that the same are attributable to the periods after the Effective Date and Transferor shall be charged for unpaid expenses to the extent that the same are attributable to periods on or prior to the Effective Date. The intent of this provision shall be implemented by New Operator remitting to Transferor any invoices that describe goods or services provided to or expenses incurred by the Facility on or prior to the Effective Date and by New Operator assuming responsibility for the payment of any invoices that describe goods or services provided to or expenses incurred by the Facility after the Effective Date. Notwithstanding anything to the contrary contained herein, New Operator and Transferor acknowledge and agree that (i) the 2000 assessments for real estate and personal property taxes and (ii) the pro-rata portion of the 2001 assessments for real estate and personal property taxes shall be paid by Transferor in accordance with the provisions of that certain Agreement for Termination of Lease, Guaranties and Ancillary Documents of even date herewith among Owner, Tenant, Transferor and the other parties named therein.

                  7.2 All such prorations shall be made on the basis of actual days elapsed in the relevant accounting or revenue period and shall be based on the most recent information available to Transferor. Utility charges that are not metered and read on the Effective Date shall be estimated based on prior charges, and shall be re-prorated upon receipt of statements therefor.

                  7.3 All amounts owing from one party hereto to the other party hereto that require adjustment after the Effective Date shall be settled within thirty (30) days after the Effective Date or, in the event the information necessary for such adjustment is not available within said thirty
(30) day period, then as soon thereafter as practicable.

         8. Access to Records.

                  8.1. From and after the Effective Date and for a period of five (5) years thereafter, New Operator shall allow Transferor and its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours), and to make copies of, the books and records and supporting material of the Facility relating to the period on or prior to the Effective Date, to the extent reasonably necessary to enable Transferor to among other things investigate and defend malpractice, employee or other claims, to file or defend tax returns, to verify accounts receivable collections due Transferor.

                  8.3. Transferor shall be entitled to remove the originals of any records delivered to New Operator, for purposes of litigation involving a resident or employee to whom such record relates, if an officer of or counsel for Transferor certifies that such original must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation. Any record so removed shall promptly be returned to New Operator following its use, and nothing herein shall be interpreted to prohibit New Operator from retaining copies of any such documents.


                  8.4. New Operator agrees to maintain such books, records and other material comprising records of the Facility's operations that have been received by New Operator from Transferor or otherwise, including, but not limited to, resident records, to the extent required by law, but in no event less than three (3) years, and shall, at Transferor's request, allow Transferor a reasonable opportunity to remove such documents, at Transferor's expense, at such time after such record retention period as may be required by law as New Operator shall decide to dispose of such documents.

         9. Contracts. Immediately following the Effective Date, Transferor does hereby agree to assign, and New Operator does hereby agree to assume and be bound by all of the terms and conditions of, Transferor's interest and obligations under the resident agreements, operating contracts and equipment financing agreements identified in Schedule 2 hereto (collectively, the "Assumed Contracts"). Transferor will cooperate with New Operator in obtaining any required consent, waiver or approval in connection with the assignment to and assumption by New Operator of Transferor's interests under the Assumed Contracts. Nothing herein shall be construed as imposing any liability on New Operator with respect to any obligations under Assumed Contracts which relate to the period on or prior to the Effective Date even if the same are not payable until after the Effective Date, it being specifically understood and agreed that New Operator's liability shall be limited to its acts and omissions thereunder after the Effective Date.


         10. Intentionally Deleted.

         11. Representations and Warranties. Each of New Operator and Transferor represents and warrants as follows:

                  11.1 New Operator has all necessary power and authority to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and to consummate the transactions provided for herein and all necessary action has been taken to authorize the individuals executing this Agreement to do so. This Agreement has been duly and validly executed and delivered by New Operator and is enforceable against New Operator in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and general principals of equity.

                  11.2 Transferor hereby represents and warrants that Transferor has all necessary power and authority to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and to consummate the transactions provided for herein and all necessary action has been taken to authorize the individuals executing this Agreement to do so. This Agreement has been duly and validly executed and delivered by Transferor and is enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and general principals of equity. Transferor is not in default under any of the Assumed Contracts.

         12. Indemnification.


                  12.1 Transferor hereby indemnifies and agrees to defend and hold harmless New Operator and its directors, officers, employees, agents, successors and assigns from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' and other professionals' fees and court costs) incurred in connection with or arising from: (i) a breach by Transferor of its representations, warranties and obligations under this Agreement, (ii) the acts or omissions of Transferor under the Assumed Contracts on or prior to the Effective Date, (iii) the occupancy or operation of the Facility on or prior to the Effective Date, (iv) any acts, omissions or negligence of Transferor or any person claiming under Transferor, or the contractors, agents, employees, invitees or visitors of Transferor with respect to the Facility on or prior to the Effective Date or (v) any failure by Transferor to pay any liabilities [other than Rent (as defined in the Lease)] in connection with the Facility attributable to periods on or before the Effective Date.

                  12.2 New Operator hereby indemnifies and agrees to defend and hold harmless Transferor and its directors, officers, employees, agents, successors and assigns from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' and other professionals' fees and court costs) incurred in connection with or arising from: (i) a breach by New Operator of its representations, warranties and obligations under this Agreement, (ii) the acts or omissions of New Operator under the Assumed Contracts after the Effective Date, (iii) the occupancy or operation of the Facility after the Effective Date, (iv) any acts, omissions or negligence of New Operator or any person claiming under New Operator, or the contractors, agents, employees, invitees or visitors of New Operator with respect to the Facility after the Effective Date or (v) any failure by New Operator to pay any liabilities in connection with the Facility attributable to periods after the Effective Date.

                  12.3 The foregoing indemnification obligations shall survive this Agreement. All matters arising from an indemnified party's negligence, gross negligence or willful misconduct are excluded from the scope of the indemnification of such party set forth in Sections 12.1 and 12.2.


         13. Transfer of Licenses.

                  13.1 New Operator shall use its commercially reasonable best efforts to obtain all necessary licenses and certifications to operate the Facility as a ALF as soon as is reasonably practicable, said licenses and certifications to be effective on and as of the Takeover Date.

                  13.2 Transferor agrees to cooperate fully with New Operators to accomplish the transfer of such management and operation of the Facility upon the Takeover Date assuming prior execution of the New Management Agreement and New Operator obtaining a permission to occupy from the TSDH, without materially interrupting the business or operation of the Facility.

         14. Further Assurances. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.


         15. Notices and Demands. All notices and demands, requests, consents, approvals, and other similar communications under this Agreement shall be in writing and shall be sent by personal delivery or by either (a) United States certified or registered mail, return receipt requested, postage prepaid, or (b) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:


                  To Transferor:

                  c/o Balanced Care Corporation
                  1215 Manor Drive
                  Mechanicsburg, PA  17055
                  Attention:  Legal Department
                  Facsimile:  (717) 796-6294

                  With Copy To:

                  Kirkpatrick & Lockhart, LLP
                  Henry W. Oliver Building
                  535 Smithfield Street
                  Pittsburgh, PA  15222
                  Attention:  Steven Adelkoff, Esq.
                  Facsimile:  (412) 355-6501

                  To New Operator:

                  Cheyenne Trace, L.L.C.
                  802 Dominion Drive, Suite 500
                  Katy, Texas 77450
                  Facsimile: 281-578-1582



                  With Copy To:

                  Cordray and Goodrich. P.C.
                  Attn: Greg Goodrich, Esq
                  3306 Sul Ross
                  Houston, TX 77098
                  Facsimile: 713-630-0017


Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be, whether accepted or refused. Any such notice not so given shall deemed given upon receipt of the same by the party to whom the same is to be given. Any party hereto may designate a different address for itself by notice to the other party in accordance with this Section 15.


         16. Payment of Expenses. Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated.

         17. Entire Agreement; Amendment; Waiver. This Agreement, together with the other agreements referred to herein, constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements.

This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.


         18. Assignment. Neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by Transferor or New Operator without the prior written consent of the other party, which may be granted, denied or conditioned in such party's reasonable discretion. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of Transferor and New Operator.


         19. Joint Venture; Third Party Beneficiaries. Nothing contained herein shall be construed as forming a joint venture or partnership between the parties hereto with respect to the subject matter hereof. The parties hereto do not intend that any third party shall have any rights under this Agreement.

         20. Announcements. The parties hereto acknowledge and agree that any communications to the employees of the Facility regarding the terms of this Agreement and the transactions contemplated hereunder shall be mutually acceptable to the parties hereto unless required to made pursuant to court order or law.


         21. Captions. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

         22. Counterparts. This Agreement may be executed and delivered via facsimile and in one or more counterparts and all such counterparts taken together shall constitute a single original Agreement.

         23. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Tennessee without regard to the conflict of rules of such State.


                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


                                    "TENANT"


                                    ASSISTED CARE OPERATORS OF
                                    JACKSON, LLC, a Delaware limited
                                    liability company

                                    By:      Balanced Care at Jackson,
                                             Inc., a Delaware corporation, its
                                             Manager

                                             By:/s/Robin L. Barber
                                                --------------------------------
                                                Robin L. Barber
                                                Vice President and Secretary


                                    "MANAGER"


                                    BALANCED CARE AT JACKSON, INC.,
                                    a Delaware corporation

                                    By:      /s/Robin L. Barber
                                                --------------------------------
                                                Robin L. Barber
                                                Vice President and Secretary


                                    "NEW OPERATOR"


                                    CHEYENNE TRACE, L.L.C., a Texas limited
                                    liability company

                                    By:  Healthlink Holdings Group, L.L.C.,
                                         a Texas limited liability company,
                                         its Member

                                    By:  /s/Jake Hallsted
                                         ---------------------------------------
                                         Jake Hallsted, Chief Executive Officer

                                   SCHEDULE 1
                           TENANT'S PERSONAL PROPERTY
                                  (Section 3.1)

Telephone Equipment
Sales Office Furniture
Office Furniture
Artwork
Chairs
Vacuum Cleaner
Patio Furniture
Settee
Panic Device
Discovery Room
Wall Scones
Sidewalks
Fountain
Postage Meter

                                  SCHEDULE 1-1
                           EXCLUDED PERSONAL PROPERTY

Time Clock
Electronic Time Clock and Related Hardware
Fax Machines
Bin Sorter
Copier
Deskpro EP Series                            6828  BYP2  Q644
Deskpro EP Series                            6828  BYP2  R591
Deskpro 2000 M5133/1200 DOM                  6709  HVT3  U094
DPENS-P333/3.21/DOM/W5 US                    6842  CBM2  J279
Move-In Software and Keys
MDI Software
Virusscan, Office pro 97
Computer Monitors
Modems
HUB
Computer Printers
1999 Dodge Van                               2B6LB31Z2XK547659

                                   SCHEDULE 2
                                ASSUMED CONTRACTS
                                   (Section 9)


Pitney Bowes Credit Corporation 361328900 - Postage Meter
AT&T Master Lease Equipment Agreement E514622 (through
Avaya Financial Services) - Phone System


BFI Regulated Waste Manifest
Homestead Pest Control
Landscape Management Agreement
Agreement with Jay Gosse, M.D. for Consulting Services

                                    EXHIBIT A
                                CLOSING SCHEDULE
                                  (Section 3.1)


BALANCED CARE CORPORATION
DISSOLUTION - ASSISTED CARE OPERATOR OF JACKSON
SEPTEMBER 30, 2001

                                CLOSING SCHEDULE
                                ----------------

                                                                              ESTIMATED       ESTIMATED
                                                                             PAYABLE TO      PAYABLE TO
                                                                             TRANSFEROR       NEW OWNER
                                                                             ----------      ---------
TRANSFERRED ASSETS

 Inventory as of 9/30/01                                                       2,165


 PTO                                                                                           13,112

Accrued Liabilities:
  Tax Liability Estimate as of 10/31/01 (Tax Impositions Paid to HCPI)                              0

Prepaid Expenses                                                               6,290

Resident Security/Wait-List Deposits                                                            5,600

                                                                               -----          -------
TOTAL                                                                          8,455           18,712
                                                                               =====          =======

                                                                                              -------
NET AMOUNT OWED BY (BALANCED CARE) OR NEW OWNER                                               (10,257)
                                                                                              =======

Amounts reflect the balance as of 9/30/01 and are used as a reasonable estimate of the balance expected at 11/1/01. Adjustments, if required, will be made post closing after the general ledger for October has been finalized.